EXHIBIT 99

News Release For Immediate Release	For More Information: INVESTORS Gregg Waldon, Stellent, Inc. (952)903-2003 gregg.waldon@stellent.com

Jim Fanucchi Summit IR Group Inc. (408)404-5400 jim@summitirgroup.com

MEDIA Amanda Kohls Haberman & Associates, Inc. (612)338-3900 amanda@habermaninc.com

STELLENT ACHIEVES RECORD QUARTERLY REVENUES OF $28.5 MILLION

Company generates fourth quarter year-over-year revenue growth of 38% and fiscal year-over-year revenue growth of 41%

EDEN PRAIRIE, MN, May 12, 2005 — Stellent, Inc. (Nasdaq: STEL), a global provider of content management solutions, announced today its financial results for the fourth quarter and fiscal year ended March 31, 2005.

Fourth quarter fiscal 2005 revenues were $28.5 million, an increase of 38% over the $20.6 million reported for the same period last year. Revenues for the fiscal year ended March 31, 2005 were $106.8 million, a 41% increase over revenues of $75.8 million for the fiscal year ended March 31, 2004.

On a Generally Accepted Accounting Principles (GAAP) basis, the net loss for the quarter ended March 31, 2005 was $3.0 million, or $(0.11) per share on a basic and diluted share basis, compared with a net loss of $0.4 million, or $(0.02) per share on a basic and diluted share basis, for the quarter ended March 31, 2004. The GAAP net loss for the fiscal year ended March 31, 2005 was $5.8 million, or $(0.22) per share on a basic and diluted share basis, compared with a net loss of $10.5 million, or $(0.48) per share on a basic and diluted share basis, for the fiscal year ended March 31, 2004.

Pro forma net income was $1.3 million, or $0.05 per share on a basic and diluted share basis, for the quarter ended March 31, 2005, compared with approximate pro forma breakeven on a basic and diluted share basis for the quarter ended March 31, 2004. Pro forma net income for the fiscal year ended March 31, 2005 was $4.1 million, or $0.15 per share on a basic and diluted share basis, compared with a pro forma net loss of $6.6 million, or $(0.30) per share on a basic and diluted share basis, for the fiscal year ended March 31, 2004.

Stellent believes the pro forma results better reflect its operating performance as they exclude the effects of non-cash or non-recurring charges primarily related to expenses such as amortization of acquired intangible assets and unearned compensation; amortization of capitalized software from acquisitions; acquisition-related sales, marketing and other costs; restructuring charges; impairment charge on fixed assets; certain litigation expenses; and investment impairment.

“We achieved both quarter-over-quarter and year-over-year organic revenue growth, with license revenues of $14.3 million during the fourth quarter of fiscal 2005,” said Robert Olson, president and chief executive officer for Stellent. “We also increased our cash and marketable securities position from the third quarter by $3.5 million, ending the fourth quarter with a cash and marketable securities position of $72.8 million. While the company met its revenue guidance for the quarter, our pro forma earnings per share (EPS) were impacted slightly by higher-than-expected fees related to professional services associated with special projects and Sarbanes-Oxley compliance. During the quarter, we reached a settlement of our shareholder litigation, subject to final documentation and preliminary and final court approval. Our March quarter GAAP net loss reflects a charge of approximately $0.6 million, which represents the payment of the remaining deductible of our directors’ and officers’ insurance policy. No additional charges for the shareholder litigation are anticipated.

“We added 48 new accounts during the fourth quarter, including Stellent® Universal Content Management™ customers eSure Limited, EnCana Corp., Darty & Fils, Presbyterian Healthcare Services, Daewoo, Korea Shipping Association, Sensus Metering Systems Inc., Travelers Express, LKW Walter Transport Organization AG and Tokyo Gas. Companies that continued to expand their Stellent implementations include Vodafone, American Suzuki Motor Corp., Clariant, VeriSign, Emerson Process Management, Georgetown University, Malt-O-Meal, Moody’s Investors Service, Network Appliance, Reuters, State of Minnesota, Flextronics International, Statistik Austria and Aetna Specialty Rx. Our Content Components Division also had a solid quarter, signing or renewing contracts with companies such as Google, Lockheed Martin, Sun Microsystems, and Fast Search and Transfer.

“During the fourth quarter, we completed the integration of Optika into our operations, realizing further cost synergies. We also successfully launched two major products — versions 7.5 of Stellent Universal Content Management and the Stellent Sarbanes-Oxley Solution. The new version of Stellent Universal Content Management is designed to further strengthen our value proposition of generating rapid customer success through fast implementations and quick, broad user adoption. The Stellent Sarbanes-Oxley Solution version 7.5 features customer-driven enhancements developed to speed implementations, increase ease-of-use and augment reporting capabilities.

“Our Sarbanes-Oxley Solution has propelled us into the clear leadership position among content management vendors who provide compliance solutions. Recently, we again were lauded by a leading industry analyst firm for our strong Sarbanes-Oxley offering. Forrester cited Stellent as a strong performer in the Sarbanes-Oxley compliance software landscape in its April 7, 2005, Forrester Wave report, ‘The Forrester Wave™: Sarbanes-Oxley Compliance Software, Q1 2005.’ This recognition comes on the heels of the ‘positive’ rating we received in Gartner, Inc.’s Dec. 10, 2004 report titled ‘MarketScope: Compliance Management Software, 2H04.’1*

“In fiscal 2006, we will remain acutely focused on growing our leadership position in our other primary market segments of enterprise content management via a unified architecture and multi-site Web content management. These are areas we helped pioneer and ones in which many of our competitors have followed our lead. We are also committed to profitable growth, increasing market share and enhancing shareholder value.”

Fiscal Year 2005 Highlights

Customers

•	4,421 customers — comprised of 3,337 corporate content management customers; 471 OEM customers; and 613 corporate customers for desktop viewing and conversion technology — have selected Stellent solutions to power their content-centric business applications.

•	Stellent signed 175 new and more than 600 expanded customers/contract renewals during fiscal year 2005, including:

•	Financial services/insurance: Assurity Life Insurance, Blue Cross Blue Shield of Florida, eSure Limited, Guardian Life Insurance of America, ING Europe, ING Life Korea, ING North America, Moody’s Investors Service, National Life Insurance Co., Odyssey Reinsurance Corp., Premera Blue Cross, Provident Bank of Maryland, Sony Life, Travelers Express, Wells Fargo Bank

•	Consumer/retail/hospitality: Autobytel, Beringer Blass, Chick-fil-A, The Coca-Cola Co., Costco, Darty & Fils, Giorgio Armani SpA, O’Reilly Automotive Inc.

•	Education: City University of New York, Embry Riddle Aeronautical University, Georgetown University

•	Energy/utilities: Alliant Energy, Ameren Corp., EnCana Corp., Great River Energy, Sensus Metering Systems, Tesoro, Tokyo Gas, United Utilities

•	Government: Argonne National Laboratory, Bureau of Land Management, the Centers for Medicare and Medicaid Services, City of Aurora, Colo., City of Los Angeles, City of Mesa, Ariz., City of Minneapolis, City of Ottawa, City of Seattle Department of Planning and Development, Defense Intelligence Agency, FBI, Government of Ontario – Economic Business Cluster, Government of Ontario – Justice Technology Services, Government of Ontario – Ontario Provincial Police, Lawrence Livermore National Laboratory, Los Alamos National Laboratory, Korean Ministry of Culture and Tourism, National Institute of Environment Research, the National Oceanic and Atmospheric Administration, New Jersey Department of Health and Senior Services, Port Authority of New York and New Jersey, State of Minnesota, Statistik Austria, Sudokwon Landfill Site Management, United States Department of Agriculture (USDA), United States Department of Commerce, United States Navy, Washington State Department of Health

•	Health care: Aetna Specialty Rx, Bayer Corp., Catholic Healthcare West, Fairview Hospitals, Presbyterian Healthcare Services, WellPoint Inc.

•	Manufacturing: Aleris International, American Suzuki Motor Corp., Cascade Corp., Daewoo, Emerson Process Management, Flextronics International, Malt-O-Meal Co., Mitsubishi Electric Information Technology, Raytheon Co., Renault Samsung Motors, Samsung Electronics, Suzuki

•	Media/entertainment/publishing: Argosy Gaming Co., HBO, Reuters, Station Casinos

•	Software/technology: @NetHome, Agilent Technologies, FiServ, Network Appliance, VeriSign, Verizon Wireless

•	OEM: Anite Public Sector, Endeca, Fast Search and Transfer, Google, IBM Corp., KPMG, Lexis-Nexis, Lockheed Martin, Microsoft Corp., Network Associates, RightNow Technologies, SAP AG, Sun Microsystems, VA Software, X1 Technologies, Yahoo!

•	Other industries: Astron Group, CB Richard Ellis, Clariant, IMD, Korea Container, LKW Walter Transportation AG, MDS Pharma Services, National Academy of Sciences, Vodafone Limited, The Wellcome Trust

Corporate news

•	At separate special meetings on May 28, 2004, the shareholders of Stellent and Optika Inc. approved Stellent’s acquisition of Optika. In the acquisition, which was completed shortly after the shareholder meetings, Stellent acquired Optika for approximately 4.2 million shares of Stellent common stock, $10 million in cash and the assumption by Stellent of Optika’s outstanding options. At the close of the acquisition, former stockholders of Optika owned approximately 16 percent of the outstanding shares of Stellent common stock, and Stellent shareholders owned approximately 84 percent of the combined entity.

•	Stellent hosted Crescendo™ 2005, its second annual global user conference, Jan. 31-Feb. 3, 2005 in San Diego, Calif. More than 750 customers, partners and industry experts spent four days sharing ideas, expertise and best practices related to content management technology at the event.

•	Stellent hosted Stellent Fusion, a special Europe, Middle East and Africa (EMEA) customer conference held Oct. 6-7, 2004 in London. More than 100 customers spent two days providing feedback on product direction, sharing best practices, networking and examining Stellent Universal Content Management solutions.

•	During fiscal year 2005, Stellent customers held 16 user group meetings in eight cities across North America.

Awards/recognition

•	Stellent and its customers won the following awards during fiscal 2005:

•	2004 InfoWorld 100 award for Land O’Lakes’ Stellent implementation.

•	2004 “Process Innovation Award” from Kinetic Information LLC for Emerson Process Management’s enterprise-wide Stellent Universal Content Management implementation.

•	2004 “Information Technology (IT)-Software, Communications and Infrastructure” Tekne award for Stellent Universal Content Management.

•	2004 WebAward for “Best Biotechnology Website” from the Web Marketing Association for Genzyme’s Stellent multi-site management implementation.

•	Stellent also received the following recognition during fiscal 2005:

•	One of KMWorld’s “100 Companies That Matter in Knowledge Management.”

•	One of the world’s largest software providers in Software Magazine’s annual “Software 500.”

•	One of the top 100 companies in digital content in EContent magazine.

•	One of the 50 fastest growing technology companies in Minnesota in the Deloitte Technology Fast 50.

•	One of the 500 fastest growing technology companies in North America in the Deloitte Technology Fast 500.

•	Positioning in the “Leader” quadrant in Gartner, Inc.’s 2004 Magic Quadrant for the Enterprise Content Management market.[2] Gartner is the leading provider of research and analysis on the global information technology industry.

•	A “Positive” rating in Gartner, Inc.’s Dec. 10, 2004 report titled “MarketScope: Compliance Management Software, 2H04.”[1]*

Products

•	In February, Stellent launched version 7.5 of its Stellent Universal Content Management system. Version 7.5’s new features and functionality — including the content management industry’s first in-context metadata engine, enhanced email management and new digital asset management features — are customer-driven enhancements that speed deployments and increase ease-of-use.

•	Also in February, Stellent launched version 7.5 of the Stellent Sarbanes-Oxley Solution, a product designed to help companies streamline their processes for complying with the Sarbanes-Oxley Act. The new features and functionality in version 7.5 are customer-driven enhancements developed to speed implementations, increase ease-of-use and augment reporting capabilities.

•	Stellent released version 8.0 of its Stellent Outside In Content Viewing and Transformation Technology in March. The new version more easily adapts to evolving market needs, includes a new Search Export SDK, and supports new file formats and platforms across all Outside In SDKs.

•	Stellent announced a new release of its award-winning Stellent Site Studio, a Web content management application based upon Stellent’s enterprise-scalable Universal Content Management system and designed to support the growing trend of companies building multiple Web sites. Site Studio and its unique, three-tiered approach to Web content management allows companies to easily maintain a desired degree of centralized control over the architecture and presentation of Web sites, while distributing content ownership and site management to each business unit, franchise or geographic location.

•	Stellent received U.S. Department of Defense (DoD) 5015.2 – STD Chapter 4 certification for the management of classified records. The certification verifies that Stellent’s product complies with U.S. DoD 5015.2 – STD Chapter 4, which is essential for any federal government organization that manages classified records or documents.

•	Stellent released version 7 of the Stellent Content Integration Suite, which enables organizations to utilize service-oriented architecture to rapidly integrate content or content management functions into J2EE applications. With version 7, developers can now embed Content Integration Suite directly into Java applications in order to provide reliable, scalable integration with Stellent Universal Content Management.

•	Stellent released the Stellent Content Portlet Suite. The new Content Portlet Suite enables portal developers to provide access to Stellent Universal Content Management services, such as check-in, workflow and search, via Java™ Specification Request (JSR) 168-compliant portal servers — such as BEA WebLogic Portal, the Plumtree Enterprise Web Suite and Sun Java™ Enterprise System.

•	Stellent announced SAP certified the integration of Stellent Universal Content Management 7.1 with the SAP ArchiveLink™ 4.5 interface, which connects optical archive and document management systems to the SAP® R/3® software solution.

•	Stellent was certified on EnterpriseOne 8.9 and 8.10 by PeopleSoft, Inc. These certifications provide comprehensive imaging and business process management support for accounts payable and receivable, travel and expense reporting, and human resources applications.

Partners

•	In May 2004, Stellent entered into a strategic agreement with Protiviti Inc. to create a next-generation, content management-based compliance platform. Under the agreement, Stellent will deliver and market compliance solutions based on the Stellent Universal Content Management system and supported by Protiviti subject matter expertise. These solutions, to be co-marketed by Protiviti, will offer capabilities such as audit trails, document management, project management and reporting, personalized interfaces, automated process documentation collection and process testing, secure, Web-based access by internal and external users, and records management.

•	Stellent partnered with Fast Search & Transfer™, a leading developer of enterprise search and real-time alerting technologies, to expand the suite of search technologies it offers Stellent Universal Content Management customers. Under the agreement, Stellent will integrate the FAST™ InStream™ OEM enterprise search solution with its Stellent Universal Content Management technology to provide Stellent customers with an alternative search and retrieval platform.

•	Stellent signed several new reseller partners during fiscal year 2005, including: 3t Systems of Denver, Colo.; Applied Microsystems Inc. of Anchorage, Alaska; Digital World Alliance Corp. of Irvine, Calif.; Document Imaging Service Corp. of San Diego, Calif.; Frontline Logic of Russiaville, Ind.; Greenbrier and Russel, Inc. of Schaumburg, Ill.; Plateau Systems, LTD of Arlington, Va.; Raster Masters of Edmond, Okla.; RS Computer Associates of Newark, Calif.; Tallgrass Technologies of Lenexa, Kan.; and Tribridge of Tampa, Fla.

Conference call

Stellent will host a conference call and Webcast for investors on Thursday, May 12, 2005 at 4:00 p.m. Central Time. Callers in the United States can dial 1-877-282-0523, and international callers can dial 1-303-542-7976 (conference ID is “Stellent, Inc.”). Access to the live Webcast will be available via the investor relations area of Stellent’s Web site (www.stellent.com) on the day of the event. Investors unable to participate in the live conference call and Webcast may access a replay of the event via the investor relations area of Stellent’s Web site.

About Stellent, Inc.

Stellent, Inc. (www.stellent.com) is a global provider of content management software solutions that drive rapid success for customers by enabling fast implementations and generating quick, broad user adoption. With Stellent, customers can easily deploy multiple line-of-business applications — such as Web sites, call centers, dealer extranets, compliance initiatives, accounts payable imaging and claims processing — and also scale the technology to support enterprise-wide content management needs.

More than 4,400 customers worldwide — including Procter & Gamble, Merrill Lynch, Los Angeles County, The Home Depot, British Red Cross, ING, Vodafone, Georgia Pacific, Bayer Corp., Coca-Cola FEMSA, Emerson Process Management and Genzyme Corp. — have selected Stellent solutions to power their content-centric business applications. Stellent is headquartered in Eden Prairie, Minn. and maintains offices throughout the United States, Europe, Asia-Pacific and Latin America.

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Any forward-looking statements in this release, including, without limitation, expectations regarding charges related to shareholder litigation and intentions for activities in fiscal 2006, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risk and uncertainties including, without limitation, risks of intellectual property litigation, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally and in the Web content management tools and intranet information management markets specifically, risks associated with competition and competitive pricing pressures, risks associated with foreign sales and higher customer concentration, risks related to obtaining final approval of settlement regarding the Company’s shareholder litigation, and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

Stellent and the Stellent logo are registered trademarks or trademarks of Stellent, Inc. in the USA and other countries. Outside In and Quick View Plus are registered trademarks of Stellent Chicago, Inc. in the USA and other countries. All other trade names are the property of their respective owner.

1“MarketScope: Compliance Management Software, 2H04” L. Leskela, et al, Dec. 10, 2004.
* MarketScope Disclaimer
The MarketScope is copyrighted Dec. 10, 2004 by Gartner, Inc. and is reused with permission. The MarketScope is an evaluation of a marketplace at and for a specific time period. It depicts Gartner’s analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor, product or service depicted in the MarketScope, and does not advise technology users to select only those vendors with the highest rating. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

2“Magic Quadrant for Enterprise Content Management, 2004,” K. Shegda, et al, Oct. 19, 2004. The Magic Quadrant is copyrighted 2004 by Gartner, Inc. and is reused with permission. The Magic Quadrant is a graphical representation of a marketplace at and for a specific time period. It depicts Gartner’s analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor, product or service depicted in the Magic Quadrant, and does not advise technology users to select only those vendors placed in the “Leaders” quadrant. The Magic Quadrant is intended solely as a research tool, and is not meant to be a specific guide to action. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

STELLENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2005	2004	2005	2004
Revenues:
Product licenses	$14,264	$11,332	$54,376	$41,571
Services	4,862	3,705	19,772	14,349
Post contract support	9,402	5,607	32,663	19,854

Total revenues	28,528	20,644	106,811	75,774

Cost of revenues:
Product licenses	1,450	1,544	5,017	4,936
Services	4,745	3,718	19,550	13,272
Post contract support	1,616	1,034	5,350	3,885
Amortization of capitalized software from acquisitions	641	369	2,390	1,574

Total cost of revenues	8,452	6,665	32,307	23,667

Gross profit	20,076	13,979	74,504	52,107

Operating expenses:
Sales and marketing	10,903	9,217	42,365	39,122
General and administrative	4,933	1,927	14,097	8,856
Research and development	4,676	3,420	17,958	13,263
Acquisition-related sales, marketing and other costs	—	—	886	—
Amortization of acquired intangible assets and unearned compensation	148	118	677	2,006
Impairment charge on fixed assets	375	—	375	—
Restructuring charges	1,212	(69)	3,673	743

Total operating expenses	22,247	14,613	80,031	63,990

Loss from operations	(2,171)	(634)	(5,527)	(11,883)
Other:
Interest income, net	354	204	822	982
Investment gain on sale (impairment)	(1,136)	—	(1,136)	388

Total other income (loss)	(782)	204	(314)	1,370

Net loss	$(2,953)	$(430)	$(5,841)	$(10,513)

Net loss per common share
Basic and diluted	$(0.11)	$(0.02)	$(0.22)	$(0.48)
Weighted average common shares outstanding
Basic and diluted	27,237	22,265	26,224	22,028

STELLENT, INC.
PRO FORMA SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
Supplemental information:	2005	2004	2005	2004
Net loss	$(2,953)	$(430)	$(5,841)	$(10,513)
Add back charges:
Amortization of acquired intangible assets and unearned compensation	148	118	677	2,006
Amortization of capitalized software from acquisitions.	641	369	2,390	1,574
Acquisition-related sales, marketing and other costs	—	—	886	—
Restructuring charges	1,212	(69)	3,673	743
Impairment charge on fixed assets	375	—	375	—
Litigation expenses (1)	756	—	756	—
Investment (gain on sale) impairment	1,136	—	1,136	(388)

Total add back charges	4,268	418	9,893	3,935

Pro forma net income (loss) before pro forma income taxes	1,315	(12)	4,052	6,578
Pro forma income taxes	—	—	—	—

Pro forma net income (loss)	$1,315	$(12)	$4,052	$(6,578)

Pro forma net income (loss) per share
Basic	$0.05	$(0.00)	$0.15	$(0.30)
Diluted	$0.05	$(0.00)	$0.15	$(0.30)
Weighted average common shares outstanding
Basic	27,237	22,265	26,224	22,028
Diluted	28,765	22,265	27,415	22,028

This supplemental pro forma financial information is presented for informational purposes only and is not a substitute for the historical financial information presented in accordance with accounting principles generally accepted in the United States.

(1) Included in general and administrative expenses are $0.8 million of costs associated with the accrual of remaining expenses regarding the settlement of the shareholders’ class action lawsuit, which is subject to final documentation and preliminary and final court approval, and the settlement of certain other litigation.

Pro forma net income (loss) per share is computed using the weighted average number of shares of common stock outstanding. The Company has included the effect of options and warrants for common stock as calculated using the treasury stock method, when dilutive.

STELLENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	March 31,
	2005	2004
ASSETS
Current assets:
Cash, cash equivalents and short-term marketable securities	$66,636	$66,531
Accounts receivable, net	30,063	19,491
Prepaid royalties	965	1,851
Prepaid expenses and notes	3,884	4,579

Total current assets	101,548	92,452
Long-term marketable securities	6,114	6,981
Property and equipment, net	4,333	4,471
Prepaid royalties, net of current	1,044	1,482
Goodwill	67,640	14,780
Other intangible assets, net	5,615	2,230
Investments and notes in other companies	—	1,136
Other	1,358	1,156

Total assets	$187,652	$124,688

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,867	$2,748
Deferred revenue	19,854	10,097
Commissions payable	2,419	1,301
Accrued expenses and other	7,867	5,786
Current installments of obligations under capital lease	170	—

Total current liabilities	34,177	19,932
Deferred revenue, net of current portion	946	51

Total liabilities	35,123	19,983
Shareholders’ equity
Common stock	275	223
Additional paid-in capital	243,013	189,221
Unearned compensation	(469)	—
Accumulated deficit	(91,256)	(85,415)
Accumulated other comprehensive income	966	676

Total shareholders’ equity	152,529	104,705

Total liabilities and shareholders’ equity	$187,652	$124,688